                                                                       EXHIBIT 1

_____________________________________________________________________________

_____________________________________________________________________________


                                 STOCK FOR CASH

                               PURCHASE AGREEMENT


                          ACQUISITION OF THE STOCK OF
                             HANYON TECH CO., LTD.
                                       BY
                            BROOKS AUTOMATION, INC.



                             DATED: March 31, 1999

 _____________________________________________________________________________

_____________________________________________________________________________

                       STOCK FOR CASH PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
RECITALS ..................................................................   1
ARTICLE 1.  PURCHASE AND SALE OF STOCK ....................................   1
 1.1 Purchase of Company Shares ...........................................   1
 1.2 Adjustment to Purchase Price .........................................   2
 1.3 Time and Place of Closing ............................................   4
 1.4 Delivery of Company Shares ...........................................   4
 1.5 Further Assurances ...................................................   4
ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS......   5
 2.1 Organization and Qualification of Company ............................   5
 2.2 Capitalization of Company; Title to Stock ............................   5
 2.3 Subsidiaries .........................................................   6
 2.4 Authorization of Transaction .........................................   6
 2.5 Present Compliance with Obligations and Laws .........................   6
 2.6 No Conflict of Transaction With Obligations and Laws. ................   7
 2.7 Financial Statements .................................................   7
 2.8 Absence of Undisclosed Liabilities ...................................   8
 2.9 Conduct of Business; Absence of Certain Changes ......................   8
 2.10 Payment of Taxes ....................................................  10
 2.11 Title to Properties; Liens; Condition of Properties. ................  11
 2.12  Collectibility of Receivables ......................................  13
 2.13 Inventories. ........................................................  13
 2.14 Intellectual Property Rights. .......................................  14
 2.15 Contracts and Commitments. ..........................................  17
 2.16 Labor and Employee Relations. .......................................  18
 2.17 Employee Benefits ...................................................  20
 2.18 Environmental Matters. ..............................................  21
 2.19 Government Authorizations ...........................................  23
 2.20 Warranty or Other Claims ............................................  24
 2.21 Litigation ..........................................................  24
 2.22 Borrowings and Guarantees ...........................................  24
 2.23 Financial Service Relations and Powers of Attorney ..................  24
 2.24 Insurance. ..........................................................  25
 2.25 Minute Books ........................................................  25
 2.26 Finder's Fee ........................................................  26
 2.27 Transactions with Interested Persons ................................  26
 2.28 Absence of Sensitive Payments .......................................  26
 2.29 Year 2000. ..........................................................  26
 2.30 Disclosure of Material Information ..................................  27
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER. ......................  27
 3.1 Organization of Buyer ................................................  27
 3.2 Authorization of Transaction .........................................  27
 3.3 No Conflict of Transaction With Obligations and Laws .................  27
 3.4 Finder's Fee .........................................................  28
ARTICLE 4.  COVENANTS OF THE COMPANY AND THE SELLER .......................  28
 4.1 Conduct of Business ..................................................  28
 4.2 Disposition of Certain Assets ........................................  30
 4.3 Access to Information ................................................  30

                                                                             (i)

 4.4 Governmental Permits and Approvals; Contract Consents ................  31
 4.5 Maintenance of Government Authorizations .............................  31
 4.6 Collection of Receivables ............................................  31
 4.7 Risk of Loss .........................................................  31
 4.8 Employee/Employee Compensation .......................................  32
 4.9  Breach of Representations and Warranties ............................  32
 4.10 Consummation of Agreement ...........................................  32
ARTICLE 5.  CONDITIONS TO OBLIGATIONS OF BUYER ............................  32
 5.1 Due Diligence Review .................................................  32
 5.2 Divestiture of Certain Assets ........................................  33
 5.3 Representations; Warrantees; Covenants ...............................  33
 5.4  Resignations of Officers and Directors ..............................  33
 5.5 Releases .............................................................  33
 5.6 Opinion of Sellers' Counsel. .........................................  33
 5.7 Employment Agreements ................................................  33
 5.8 Noncompetition Agreements ............................................  34
 5.9  Escrow Agreement ....................................................  34
 5.10  Stockholders Agreement .............................................  34
 5.11 Amendment of Charter ................................................  34
 5.12 Absence of Certain Litigation .......................................  34
 5.13 No Bankruptcy .......................................................  34
 5.14 Governmental Approvals, Third Party Consents ........................  35
 5.15 Modification of Synergy Memorandum of Understanding .................  35
ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF THE SELLERS. .....................  35
 6.1 Representations; Warrantees; Covenants ...............................  35
 6.2 Employment Agreements ................................................  35
 6.3 Absence of Certain Litigation ........................................  35
ARTICLE 7.  INDEMNIFICATION. ..............................................  35
 7.1 Definitions ..........................................................  35
 7.2 Indemnification by Sellers. ..........................................  36
 7.3 Defense of Third Party Actions. ......................................  38
 7.4 Miscellaneous. .......................................................  39
 7.5 Payment of Indemnification  ..........................................  39
ARTICLE 8.  TERMINATION OF AGREEMENT ......................................  39
 8.1 Termination ..........................................................  39
 8.2 Effect of Termination ................................................  40
 8.3 Right to Proceed .....................................................  40
ARTICLE 9.  MISCELLANEOUS. ................................................  40
 9.1 Survival of Warranties ...............................................  40
 9.2 Fees and Expenses ....................................................  40
 9.3 Notices ..............................................................  40
 9.4 Publicity and Disclosures ............................................  42
 9.5 Confidentiality ......................................................  42
 9.6 Time Period ..........................................................  42
 9.7 Entire Agreement .....................................................  42
 9.8 Severability .........................................................  42
 9.9 Assignability ........................................................  42
 9.10 Amendment ...........................................................  42
 9.11 Dispute Resolution. .................................................  43
 9.12 Governing Law; ......................................................  43
 9.13 Remedies ............................................................  43
 9.14 Counterparts ........................................................  44
 9.15  Effect of Table of Contents and Headings ...........................  44
SIGNATURE PAGE ............................................................  45
LIST OF EXHIBITS AND SCHEDULES ............................................  47

                                                                            (ii)

                       STOCK FOR CASH PURCHASE AGREEMENT

   AGREEMENT entered into as of March __, 1999 of among Brooks Automation, Inc., a Delaware corporation ("Buyer"), Hanyon Tech Co., Ltd., a company organized under the laws of the Republic of Korea (the "Company"), and each of the persons listed on Exhibit A hereto, being the holders of 90.5% of the issued
                      ---------
and outstanding capital stock of the Company (the "Sellers").

                                    RECITALS

   WHEREAS, Sellers collectively own 90.5% of the outstanding shares of Common Stock of the Company (the "Company Shares"), and are willing to sell the Company Shares to Buyer; and

   WHEREAS, Buyer wishes to acquire  the remaining capital stock of the Company;

   NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF STOCK

1.1  Purchase of Company Shares.
---  ---------------------------

(a) Subject to the provisions of this Agreement, each of the Sellers agrees to sell, and Buyer agrees to purchase, at the Closing (as defined in Section
     1.3 hereof), the number of Company Shares set forth next to such Seller's name on Exhibit A hereto and all rights attached to such Company Shares
             ---------
     (including, but not limited to, the rights to dividends accrued thereon until the Closing) at a price per share of US$183.625, for an aggregate purchase price of US$6,647,225, subject to adjustment as provided in
     Section 1.2 hereof (the "Purchase Price"), which shares constitute, and will constitute at the Closing, ninety and one half percent (90.5%) of the issued and outstanding capital stock of the Company. The Purchase Price, shall be paid by Buyer in cash by certified or bank check or by wire transfer of funds, as follows:

(i) at the Closing, the aggregate sum of US$1,612,000 (the "Escrow Fund") shall be paid to State Street Bank and Trust Company, or another mutually acceptable institution, as escrow agent ("Escrow Agent") under and subject to the terms of the Escrow Agreement to be entered into pursuant to Section
     5.10 hereof (the "Escrow Agreement"); and

(ii) at the Closing the aggregate sum of US$3,035,225, shall be paid pro rata to the Sellers. To the extent payment is to be made by wire transfer of funds, Sellers shall designate the account(s) into which such funds are to be wired in writing to Buyer at least three (3) business days prior to the Closing.

(iii) within ten (10) days after the delivery of the Closing Balance Sheet pursuant to Section 1.2 hereof, the balance of the Purchase Price (adjusted in accordance with

       Section 1.2 hereof) allocable to the Company Shares owned by each of the Sellers shall be paid pro rata to the Sellers.

(b) Buyer shall withhold from any amounts payable to Sellers under this Agreement and remit to appropriate taxing authorities any amounts required to be so withheld by the relevant taxing authorities, including but not limited to any amount of securities transaction tax payable as a result of the transaction.

1.2  Adjustment to Purchase Price.
---  -----------------------------

(a) Promptly following the Closing, but in no event later than 60 days after the Closing, PricewaterhouseCoopers, LLP ("PWC"), independent public accountants shall prepare and deliver to the Buyer and the Sellers an audited balance sheet (the "Closing Balance Sheet") prepared in accordance with paragraph (b) below. In the event the book value of the Company as shown on the Closing Balance Sheet (the "Closing Book Value") based upon a currency exchange rate of US $1:1,200 Won is less than or more than US$5,800,000 (the "Target Book Value"), the Purchase Price shall be adjusted dollar for dollar for such difference (if and only to the extent such difference exceeds US$150,000) in accordance with paragraph (c) paragraph (d), or paragraph (e) below. The fees and expenses of such independent public accountants shall be borne by Buyer.

(b) For purposes of this Section 1.2 the term "book value" shall mean the book value of all assets appearing on the balance sheet less the book value of all liabilities appearing thereon. The Closing Balance Sheet shall fairly present the assets, liabilities and Closing Book Value of the Company as of the close of business on the Closing Date determined in accordance with generally accepted accounting principals, practices and methods of the United States ("U.S. GAAP") and, to the extent the Base Balance Sheet is as hereinafter defined in accordance with U.S. GAAP, on a basis consistent with the preparation of the Base Balance Sheet (as hereinafter defined), and as follows:

(i)  Consistency.  The same accounting principles, practices, procedures and
---  -----------
     policies that were used in preparing the Base Balance Sheet shall be used in preparing the Closing Balance Sheet, and the computational methods and assumptions used in preparing the Base Balance Sheet shall be used in the preparation of the Closing Balance Sheet and the calculation of Closing Book Value. The Base Balance Sheet and the Closing Book Value shall be prepared in accordance with U.S. GAAP.

(ii)  Notwithstanding the foregoing and anything else to the contrary herein:

(A)  Accruals and Reserves.  Accruals and reserves will be made for (1) all
---  ---------------------
     amounts to be paid by the Company to Sellers and all other employees of the Company in excess of their normal salaries on account of the Company's performance during 1998, together with any related taxes to be distributed to the Sellers on account thereof, and (2) all matters for which an accrual or reserve would be appropriate under U.S. GAAP.

(B)  Inventory.  Inventory shall be valued as provided in Section 2.13 hereof by
---  ---------
     Buyer as of the close of business on the Closing Date based on a physical count undertaken on a mutually agreed upon date that is on or near the Closing Date at which all parties or their representatives may be present to observe. An appropriate reserve shall be established (or write-off taken) in accordance with U.S. GAAP for excess, damaged and defective inventory (including but not limited to packaging) and for inventory which is not a salable or usable within one (1) year, or which is obsolete.

(c) Subject to subsection (f) hereof, in the event that the Closing Book Value is less than Target Book Value and such difference is more than US$150,000 but less than or equal to US$2,150,000, then within ten (10) days following the later of (i) the date of delivery of the Closing Balance Sheet to the Buyer and the Sellers, or (ii) the determination of any dispute with respect to the Closing Balance Sheet as provided in paragraph (g) of this
     Section 1.2, the Buyer shall pay pro rata to the Sellers, by certified or bank check or wire transfer of funds, an amount equal to (i) US$2,150,000 minus (ii) such difference.

(d) In the event that the Closing Book Value is less than the Target Book Value and such difference is greater than US$2,150,000, then, within ten (10) days following the later of (i) the date of delivery of the Closing Balance Sheet to the Buyer and the Sellers, or (ii) the determination of any dispute with respect to the Closing Balance Sheet as provided in paragraph
     (g) of this Section 1.2, each Seller shall pay to Buyer, by certified bank check or wire transfer of funds, such Seller's pro rata share of the amount equal to (i) the Target Book Value minus (ii) the Closing Book Value minus
     (iii) US$2,150,000.

(e) Subject to subsection (f) hereof, in the event that the Closing Book Value is greater than the Target Book Value and such difference is more than US$150,000, then within ten (10) days following the later of (x) the date of delivery of the Closing Balance Sheet to the Buyer and the Sellers or
     (y) the determination of any dispute with respect to the Closing Balance Sheet as provided in paragraph (g) of this Section 1.2, the Buyer shall pay pro rata to the Sellers by certified or bank check or wire transfer of funds an amount equal to the sum of (i) US$2,000,000 plus (ii) such difference, minus US$150,000.

(f) Notwithstanding the foregoing, no adjustment to the Purchase Price shall be made and Buyer shall pay pro rata to the Sellers by certified or bank check or wire transfer of funds an amount equal to US$2,000,000 if the difference between the Closing Book Value and the Target Book Value is less than or equal to US$150,000.

(g) If after the final Closing Balance Sheet has been prepared and delivered to Buyer and Seller by PWC, any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet, the Buyer or the Sellers may elect, by notice given at any time prior to their receipt of the Closing Balance Sheet or within ten (10) days following such receipt, to submit the dispute to Deloitte & Touche, an independent certified public accounting firm of international standing (the "Independent CPA"). The determination of such dispute by the Independent CPA shall be final and binding on the parties. All fees and expenses of the Independent CPA charged or incurred in connection with the determination of such dispute shall be borne equally between the Buyer and Seller.

(h) Notwithstanding the foregoing, the Purchase Price will not be adjusted to the extent the Closing Book Value differs from the Target Book Value due to a change in the "trade accounts and notes receivable" line item in the Closing Balance Sheet from US$2,086,438, provided such change does not relate to a contract termination or a material delay in the performance by the Company of a contract.

1.3  Time and Place of Closing.  The closing of the purchase and sale provided
---  --------------------------
     for in this Agreement (herein called the "Closing") shall be held at the offices of Lee & Ko within three (3) business days of the receipt of all government approvals required pursuant to Section 5.14 hereof or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing Date be extended beyond May 31, 1999.

1.4  Delivery of Company Shares.  At the Closing, the Sellers shall deliver
---  ---------------------------
     or cause to be delivered to Buyer, among other things:

(a) certificates for all the Company Shares owned by each Seller, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized or, at the election of Buyer, guaranteed;

(b) such other documents as may be required to effect a valid transfer of the Company Shares by the Sellers, free and clear of any and all Encumbrances (as defined in Section 2.6 hereof);

(c) general releases by all officers, directors and stockholders of the Company except Byung-Gon Lee ("B.G. Lee") and Byung-Jin Park ("B.J. Park") releasing any liability of the Company to them, or any claim that they may have against the Company, except for accrued but unpaid compensation and benefits as specified in the attached Schedule 1.4;
                                           ------------
(d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to Buyer.

1.5  Further Assurances.  Sellers from time to time after the Closing, at the
---  -------------------
     request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.4) and take such other action as Buyer may reasonably require to more effectively transfer the Company Shares to the Buyer.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.

   The Company and each of the Sellers hereby jointly and severally represent and warrant to Buyer as follows:

2.1  Organization and Qualification of Company.  The Company is a corporation
---  ------------------------------------------
     duly organized, validly existing and in good standing under the laws of the Republic of Korea, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's Articles of Incorporation as amended to date, and of the Company's bylaws as amended to date, certified by the Company's President, copies of which are attached as Schedule 2.1 hereto, are complete and correct. The Company is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on Schedule 2.1 and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

2.2  Capitalization of Company; Title to Stock.
---  ------------------------------------------

(a) The authorized capital stock of the Company consists of 200,000 shares of Common Stock, 5,000 Won par value, of which 40,000 shares are validly issued and outstanding. The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable securities laws, and were not issued in violation of any person's preemptive rights. There are no shares of capital stock reserved for any purpose. Except as set forth on Schedule 2.2, there are no (i) outstanding or authorized
              ------------
     subscriptions, warrants, options or other rights granted by the Company or any Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) agreements relating to the voting of the Company's capital stock, (iv) restrictions on the transferability of the Company's capital stock (by agreement, charter, statute or otherwise), or (v) other agreements among the Sellers or any other person relating to the Company Shares. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of Company Shares.

(b) Each Seller is the record and beneficial owner of the number and type of Company Shares set forth next to his name on Exhibit A hereto and is in
                                                  ---------
     possession of the certificates evidencing such ownership. Except as set forth on said Exhibit A, no Seller owns of record or beneficially any other
                   ----------
     shares of capital stock of the Company, or any rights, options, or warrants with respect thereto. The Company Shares to be delivered by Sellers to Buyer pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances.

2.3  Subsidiaries.
---  -------------

(a) The Company does not have any Subsidiaries. The Company does not, directly or indirectly, have the power to vote or direct the voting of a sufficient amount of the ownership interest to elect all of the directors or other persons who manage any corporation, limited liability company or other business enterprise.

(b)  Except as set forth on Schedule 2.3, the Company does not control directly
                            ------------
     or indirectly or have any direct or indirect equity or similar participation in any corporation, joint venture, partnership, trust or other business enterprise.

2.4  Authorization of Transaction.  The Company has the full power and
---  -----------------------------
     authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement (the "Ancillary Agreements"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of the Sellers has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements and to perform his obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Seller and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and each Seller and the Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Company and each Seller, enforceable against the Company and each Seller in accordance with its terms.

2.5  Present Compliance with Obligations and Laws.  The Company is not: (a) in
---  ---------------------------------------------
     violation of its Charter or bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (d) in violation of any foreign or domestic court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction (collectively, "Court Orders") applicable to the Company or its business or assets; or in violation of any foreign or domestic license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Company applicable to Company or its business or assets. The Company has conducted and is now conducting its business and the ownership and operation of its assets in compliance with all applicable foreign and domestic statutes, laws, ordinances, rules and regulations (collectively, "Laws"). All notices and complaints of violations or alleged violations of Law received by the Company within the last three (3) years are attached to Schedule 2.5, together with a description of the status and disposition of such matters.

2.6  No Conflict of Transaction With Obligations and Laws.
---  -----------------------------------------------------

(a)  Except as set forth on Schedule 2.6, neither the execution, delivery and
                            ------------
     performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby, will: (i) contravene, conflict, with or constitute a breach or violation of any provision of the Charter or bylaws of the Company or any resolutions of its Board of Directors or other governing bodies; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a governmental agency as described in paragraph (b) below, including consents of parties to loans, contracts, leases, licenses and other agreements; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which the Company or any of its assets are bound; (v) result in the creation of any lien, option (including right of first refusal or first offer), encumbrance, charge, restriction, mortgage, pledge, security interest, title exception, restriction, claim or charge of any kind or character (each an "Encumbrance") upon any Company Shares or any of the assets of the Company;
     (vi) contravene, conflict with, or result in a violation of any Court Order or Law, or give any governmental authority, whether national, regional, state, local or other political subdivision or agency the Republic of Korea, the United States of America, or any other nation (each a "Government Authority"), or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company or Sellers are subject or by which the properties or assets of the Company are bound; or (vii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Government Authorization.

(b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Company and Sellers do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority.

2.7  Financial Statements.
---  ---------------------

(a)  Attached as Schedule 2.7(a) hereto are the following financial statements
                 ---------------
     of the Company (audited, or unaudited as indicated), together with all related compilations, reviews and other reports issued by the Company's independent certified public accountants with respect thereto, all of which statements (including the footnotes thereto) are complete and correct and present fairly the assets, liabilities, financial position of the Company on the date of such statements, and the results of operations and changes in the financial condition of the Company for the periods covered thereby, and such financial statements have been prepared in accordance with generally accepted accounting principles, practices and methods of the Republic of Korea ("Korean GAAP") consistently applied throughout the periods involved and prior periods:

      Audited balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for the twelve
      (12) months ended as of December 31, 1997.

   . Unaudited balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for the twelve
      (12) months ended as of December 31, 1998.

   . Internally generated balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for the two months ended as of February 28, 1999.

(b) The balance sheet dated December 31, 1998 (the "Base Balance Sheet Date") included in the above financial statements was prepared in accordance with U.S. GAAP and is sometimes referred to hereinafter as the "Base Balance Sheet".

(c) The books of account of the Company for the past two (2) years are complete and correct in all material respects and have been maintained on a consistent basis. All external auditor's letters to management of the Company for the past two (2) years and other significant correspondence from or to such auditors during such period, if any, are attached as
     Schedule 2.7(b) hereto.
     ---------------

2.8  Absence of Undisclosed Liabilities.  The Company does not have liabilities
---  -----------------------------------
     of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet, (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), which liabilities, to the extent outstanding on the Closing Date will be reflected on the Closing Balance Sheet, and (c) liabilities disclosed on Schedule 2.8 hereto. There is no fact which
                              ------------
     which presently materially adversely affects, or in the future (so far as can now be reasonably foreseen) may materially adversely affect, the business, properties, operations or conditions, financial or otherwise, of the Company which has not been specifically disclosed herein or in a schedule hereto.

2.9  Conduct of Business; Absence of Certain Changes.  Since the Base Balance
---  ------------------------------------------------
     Sheet Date, Sellers and the Company have conducted the business of the Company only in the ordinary course of business, consistent with prior practices. Whether or not in the ordinary course of business, since the Base Balance Sheet Date there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes has been materially adverse with respect to the Company. Without limiting the generality of the foregoing, except as disclosed on Schedule 2.9 hereto, since the Base Balance Sheet Date there has not been:

(a)  any amendment to the Charter or bylaws of the Company;

(b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

(c) any Encumbrance placed on any of the properties of the Company which remains in existence on the date hereof;

(d) any obligation or liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

(e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business and as provided in
     Section 4.2;

(f) any capital expenditure or commitment in excess of US$10,000 with respect to any individual item or in excess of US$50,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of US$10,000 with respect to any individual item or in excess of US$50,000 with respect to all such items;

(g) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company;

(h) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock or any issuance of any securities of the Company;

(i)  any labor trouble or claim of unfair labor practices involving the Company;

(j) any change in the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay or any entrance into or variation of the terms of any employment agreement or adoption of or increase in, the benefits under any Benefit Plan (as defined in Section
     2.17 hereof);

(k) any change with respect to the management or supervisory personnel of the Company;

(l) any payment or discharge of a material lien, claim, obligation or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

(m) any obligation or liability incurred by the Company to any of its officers, directors or shareholders or any loans or advances made by the Company to any of its officers, directors or shareholders, except normal compensation and expense allowances payable to officers;

(n) any write-downs of the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than US$10,000 incurred in the ordinary course of business;

(o) any disposal, sale, assignment, license or lapse of any rights to the use of any trademark, tradename, patent, copyright, license or disposal, sale, assignment, or license of or disclosure to any person other than Buyer of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

(p) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

(q) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

2.10  Payment of Taxes.
----  -----------------

(a) The Company has duly and timely filed all applicable income, excise, gross receipts and franchise tax returns, value added, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns and all other tax returns, reports and declarations, including valid extensions therefor, or estimated taxes required to be filed by it, with respect to all applicable taxes (the "Tax Returns") including, without limitation, income, profit, franchise, sales, use, value added, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any governmental or quasi-governmental authority in Korea, the United States, or any other nation and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments ("Taxes"). All of the Tax Returns are complete and correct in all respects. The Tax Returns filed by the Company for the most recent five
     (5) fiscal years are attached to Schedule 2.10.  All Taxes shown to be due
                                      -------------
     on such Tax Returns have been paid, or are being contested in good faith by the Company and such contest is being diligently pursued. With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, to the Company's and Sellers' knowledge, adequate provision has been made in the pertinent financial statements referred to in Section 2.7 above (as of the date thereof). The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of the Company in respect of its business, properties and operations during the periods covered by said financial statements and all prior periods. All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required.

     All transfer, excise and other taxes payable to any jurisdiction by reason of the transfer of the Company Shares pursuant to this Agreement shall be borne by Sellers and Buyer shall withhold the appropriate amount under
     Section 1 after the Closing out of the consideration payable by Buyer hereunder.

(b)  Except as set forth on Schedule 2.10, the Tax Returns have never been
                            -------------
     examined by any Governmental Authority. The Company is not aware of any intention on the part of any Governmental Authority to examine any of the Tax Returns. No claims, assessments or other obligations to pay more taxes have been asserted or against the Company, nor is any other taxing authority now asserting or, to the knowledge of the Company or any Seller, threatening to assert against the Company any such claim for additional Taxes, or interest thereon or penalties in connection therewith. The Company has not extended the time for the filing of any Tax Return or assertion of any such claim or waived any statute of limitations for any year, which is still in effect.

2.11  Title to Properties; Liens; Condition of Properties.
----  ---------------------------------------------------

(a)   Set forth on Schedule 2.11 hereto is a listing of all real property and
                   -------------
      leases under which the Company leases real property, together with a description of such property, the name of the landlord and a description of the significant terms of each lease ("Real Property"). Also set forth on Schedule 2.11 is a complete description of the machinery, equipment and
         -------------
      other tangible personal property with an original cost in excess of US$5,000 used or owned by the Company and a listing of all leases under which the Company leases any personal property as of the Closing Date requiring annual rental payments in excess of US$10,000, together with a description of such property (collectively, the "M aterial Personal Property"). Schedule 2.11 lists all locations where Material Personal
                  -------------
      Property or the Company's inventory (other than goods in transit in the ordinary course of business) are located. The Real Property and Material Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) reflected on the Base Balance Sheet or purchased by the Company since the Base Balance Sheet (except for such properties or assets sold since the Base Balance Sheet Date in the ordinary course of business), and is sufficient to conduct the Company's business as currently conducted.

(b) True, correct and complete copies of all leases, subleases, rental agreements, contracts of sale, or other contracts redated to property, together with all amendments, modifications and renewals thereof, related to any of the Real Property or the Material Personal Property are attached to Schedule 2.11. All of the foregoing agreements are valid, subsisting
        -------------
     and enforceable in accordance with their terms against the parties thereto. The Company is in full compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a violation or default under any such agreements, and the Company has neither given nor received notice of any alleged violation or of any default under any such agreement. Company has fully paid any and all key money for all leases, each such lease has first priority on the property, and all key money is properly collateralized. No landlord to any property leased by the Company is bankrupt. No such landlord is known to have defaulted on any promissory note or payment obligation. Neither the Company nor any Seller have any knowledge or indication that such landlord will be in such position in the future.

(c)  Except as specifically disclosed on Schedule 2.11 or on the Base Balance
                                         -------------
     Sheet, the Company has good and marketable title in fee simple to all of their Real Property and Material Personal Property, including, but not limited to, property described on Schedule 2.11. None of such property
                                       -------------
     owned or used by the Company is subject to any Encumbrance (other than for taxes not yet due and payable), except as specifically disclosed on
     Schedule 2.11 or on the Base Balance Sheet.
     -------------

(d)  Except as set forth on Schedule 2.11:  (i) all buildings, machinery and
                            -------------
     equipment used or owned by the Company are in satisfactory condition, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained, and (ii) substantially conform with all applicable Laws regulating the use of real property or safety, and neither the Company nor any Seller knows of any pending or threatened change of any such Laws regulating the use of real property or safety, and there is no pending or threatened taking of any such property by any Governmental Authority.

(e) All water, waste disposal, sewer, gas, electric, telephone, drainage and other utilities are connected pursuant to valid permits, and the Company has not received any notice that such utilities are inadequate to service the Real Property.

(f) The Company has obtained all licenses and permits, required from all Government Authorities having jurisdiction over the Real Property or from private parties to assure vehicular and pedestrian access to and from the Real Property at all material access points.

(g) The Real Property is in compliance with all applicable Laws, there are no physical, structural, or mechanical defects in the Real Property or the structures located thereon, including without limitation in the plumbing, heating, sprinkler systems, air conditioning, roof, ventilation systems and electrical systems. All such items are in good operating condition and repair, and no single repair in excess of US$5,000 has been required to be made to the Real Property or to any of said systems since the Base Balance Sheet Date.

(h) To the best of the Company's and Sellers' knowledge, there are no environmental, land use regulation or similar proceedings, commenced or planned to be commenced, that would materially adversely affect the value of the Real Property or the use and operation of the Real Property for its intended purpose.

(i) There are no outstanding contracts made by Sellers or the Company for the construction or repair of any improvements to the Real Property that have not been fully paid for. Sellers shall cause to be discharged all Encumbrances arising from any labor or material furnished to the Real Property prior to the Closing.

(j) Neither the Company nor any Seller has received any written notice from any insurance carrier of any defects in the Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims related to the Real Property.

(k) There are no pending or, to the best of the Company and Sellers' knowledge, threatened, legal proceedings or actions of any kind or character, or any claims or demands relating thereto affecting the Real Property or the Company's interest therein.

2.12  Collectibility of Receivables.
----  ------------------------------

(a) All of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("Receivables") of the Company less a reserve for bad debts in the amount shown on Schedule 2.12
                                                                 -------------
     and those existing on the Closing Date, will be, (a) valid and enforceable claims, (b) which arose out of transactions with unaffiliated parties, (c) fully collectible within ninety (90) days of invoice date through normal means of collection, and (d) subject to no set-off, defense or counterclaim. None of the Receivables has at any time been placed for collection with any attorney, collection agency or similar individual or entity. A complete and accurate list of each Receivable accrued on the Company's books on December 31, 1998, which lists the name, age and amount thereof, has been delivered to Buyer. An accurate summary of the aging of the Company's Receivables on December 31, 1998 is attached as Schedule
                                                                   --------
     2.12.  Since, December 31, 19989 there has not been a material change in
     ----
     the Company's receivables' aging practice.

(b) Neither the Company, any subsidiary nor any Seller has knowledge that any of the Company's debtors are bankrupt, have defaulted on a promissory note or payment obligation, or had a check returned because of insufficient funds or that such condition is eminent.

2.13  Inventories.
----  -----------

(a) All inventories of finished goods and raw materials of the Company reflected on the Base Balance Sheet or to be reflected on the Closing Balance Sheet and existing on the date of Closing are, and will be of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with the Company's prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet or to be shown on the Closing Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with the Company's normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as shown on Schedule 2.13,
                                                             -------------
     since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices.

(b) The value of the finished goods inventory on December 31, 1998, and on the Closing Date, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price. The inventories of finished goods value in connection with the Closing Balance Sheet shall thereafter be salable at prices equal to or in excess of the amount necessary, after variable expenses, to sell such inventory at a price equal to no less than cost. Except for the items listed on Schedule 2.13, all inventories of finished goods existing on
               -------------
     December 31,1998, and on the Closing Date will be salable on or before December 31, 1998, through the Company's normal and ordinary course of business and consistent with the past practices of the Company.

2.14  Intellectual Property Rights.
----  ----------------------------

(a) The Company owns, or licenses or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed by the Company to be used in the business of the Company as currently conducted (excluding any of the foregoing validly licensed or purchased from third parties as set forth on Schedule
                                                              --------
     2.14(b)(ii)) (the "Company Intellectual Property Rights").  Schedule
     -----------                                                 --------
     2.14(a) sets forth a list of all trademarks, service marks, trade names,
     -------
     registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed (and specifically identified in the license agreement) and used or held for use by the Company that relate to or are part of the Company's products or products proposed by the Company or are used in the business of the Company, specifying as to each, as applicable: (i) the nature of such rights; (ii) the owner of such rights; and (iii) with respect to all trademarks, service marks, trade names and registered copyrights (and any applications for the registration thereof) owned by the Company, the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. Schedule 2.14(a) further includes titles of any invention disclosures submitted by employees, independent contractors or others having an obligation to assign the same to the Company. Where required, the Company has received executed assignments for Company Intellectual Property Rights and have recorded such assignments with the appropriate domestic or foreign filing offices.

(b)  Schedule 2.14(b)(i) sets forth a complete list of all licenses, sublicenses
---  -------------------
     and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right or any trade secret of the Company including the identity of all parties thereof; and in Schedule 2.14(b)(ii) sets forth a complete list of all
                     --------------------
     licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use (1) any third party patents, trademarks, trade secrets, maskworks, or copyrights (including software) (the "Company Third Party Intellectual Property Rights") which are incorporated in, are, or are used to form a part of, any Company product, or (2) any trade secret of a third party in or as to any product of the Company including the identity of all parties thereto. To the knowledge of the Company, the Company Third Party Intellectual Property Rights have been assigned to or licensed by the licensor of such right.

(c)  Other than as set forth on Schedule 2.14(c), the Company  is not, nor will
                                ----------------
     it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on Schedule 2.14(b)(i) or (ii). No claims with respect
                            ---------------------------
     to the Company Intellectual Property Rights, any trade secret, or the Company Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Rights by or through the Company), have been asserted or to the knowledge of the Company, are threatened by any person. The Company knows of no valid grounds for any bona fide claims: (i) against the Company to the effect that the manufacture, sale, licensing or use of any product as now used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use of any trademarks, tradenames, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights or other trade secret of the Company; or (iv) challenging the Company's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Company Third Party Intellectual Property Rights.

(d)  Other than as set forth on Schedule 2.14(d), all registered trademarks,
                                ----------------
     service marks, patents and copyrights held by the Company are valid and subsisting and have been properly maintained and renewed in accordance with all applicable laws and regulations in the U.S. and foreign countries where applicable. To the knowledge of the Company, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any trade secret material to the Company, or any Company Third Party Intellectual Property Right to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth on a
     Schedule 2.14(d), the Company  (i) has not been sued or charged in writing
     ----------------
     as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or any proprietary right of any third party; (ii) has been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has knowledge of valid grounds for any such threat, or claim or claim for indemnification as a result thereof.

(e) No Company Intellectual Property Right or trade secret of the Company is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. To the knowledge of the Company, no Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. Except for contracts licensing the Company's products executed in the ordinary course of business and in accordance with the Company's past practices in the form attached to
     Schedule 2.14(e), the Company  has not entered into any agreement to
     ----------------
     indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

(f) The Company has taken reasonable measures to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights, (ii) the validity and enforceability of copyrights included in the Company Intellectual Property Rights, and (iii) the confidentiality and validity and enforceability of its trade secrets and other confidential information it wishes to remain as confidential.
     The Company has taken reasonable measures to protect and preserve the novelty and potential patentability of any inventions disclosed in invention disclosures submitted by employees, independent contractors or others having an obligation to assign the same to the Company. Except as set forth on Schedule 2.14(f), all employees, contractors, agents and
                  ----------------
     consultants of the Company have executed a nondisclosure agreement in the form attached as Schedule 2.14(f) to protect the confidentiality and to
                      ----------------
     vest in the Company exclusive ownership of such intellectual property rights. All patents or patent applications have been duly assigned to the Company and such assignments have been recorded in the appropriate government offices. To the knowledge of the Company , no trade secret or confidential information of the Company has been used, divulged, appropriated or misappropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company , no employee, contractor, agent or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. Except as set forth on Schedule 2.14(f), the Company has no written or oral
                  ----------------
     agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of the Company's Intellectual Property Rights so created by such individual.

(g) To the knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company to any liability with respect to any of the foregoing matters. No director, officer or employee of the Company owns, directly or indirectly, in whole or in part, any Company Intellectual Property Right which the Company has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

(h)  Except as set forth on Schedule 2.14(h), the Company  has not deposited, or
                            ----------------
     is not obligated to deposit, any source code or object code regarding its products into any source code or object code escrows or similar arrangements and the Company is under no contractual or other obligation to disclose the source code or object code or any other material proprietary information included in or relating to its products.

(i) All copyrightable works of authorship, were developed and authored as original works of authorship either by full-time employees of the Company within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Company.

2.15  Contracts and Commitments.
----  -------------------------

(a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15(a) hereto, the Company is not a party to or subject to
        -------------
     any contract, agreement or commitment (written or oral):

(i) for the purchase of any commodity, material, equipment or asset, except contracts or agreements (except for purchase orders in the ordinary course of business involving payments of less than US$5,000 each);

(ii) creating any obligations of the Company after the Base Balance Sheet Date with a value of more than US$5,000 during any month for agreements without a fixed term or more than US$20,000 over the term of the agreement for agreements with a fixed term;

(iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

(iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company (or its successor or assign) upon ninety (90) days notice;

(v) for the sale or lease of its products not made in the ordinary course of business;

(vi)  with any sales agent or distributor of products of the Company;

(vii) containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

(viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

(ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

(x) with any national government including without limitation the Republic of Korea or United States of America; or

(xi)  which is material to the assets or business of the Company.

(b) Each of the contracts, commitments, plans, agreements and licenses to which the Company is a party, including those listed on Schedule 2.15(b) (each a
                                                       ----------------
     "Contract") is valid, binding and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto; the Company is in full compliance with all terms and conditions of each Contract; and, except as set forth on Schedule 2.15(b), no event has
                                           ----------------
     occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a violation of or default under such Contract by the Company or by the other party or parties thereto, and the Company has not given or received notice of any alleged violation of or default under any such Contract.

(c)  Except as set forth on Schedule 2.15(c), to the knowledge of the Company
                            ----------------
     and the Sellers, the Company is not a party to any Contract or order for the sale of goods or the performance of services which, if performed by the Company in accordance with its terms, could only be performed by the Company with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

(d) Since December 31, 1998, the Company has not experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor has the Company received notice or otherwise have knowledge that any customer or supplier intends to cease, or materially reduce or change the terms of, doing business with the Company or to terminate any agreement with the Company where such action has had or would have a material adverse effect on the business of the Company. Schedule 2.15(d) lists every material customer or
                               ----------------
     supplier of the Company  and the amount of business with that customer.
     For purposes hereof, a supplier is material if during any of fiscal 1996, 1997 and 1998 it accounted for more than five percent (5%) by value of the orders of the Company considered as one enterprise for purchase of all its raw materials and other products essential to its manufacturing processes for such year. A customer is material if during any of fiscal 1996, 1997 or 1998 it accounted for more than three percent (3%) by value of the orders of the Company .

(e) The total backlog of the Company (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on
     Schedule 2.15(e), and the aggregate of all outstanding purchase orders
     ----------------
     issued by the Company (including all contracts or commitments for the purchase by the Company of materials or other supplies) is not materially more than the purchase order amount set forth on such Schedule 2.15(e).
                                                           ----------------
     All such sales and purchase commitments were made in the ordinary course of business.

2.16  Labor and Employee Relations.
----  ----------------------------

(a) Except for employment agreements entered into by all employees in the form attached as Schedule 2.16(a) hereto, there are no currently effective
                 ----------------
     consulting or employment agreements or other agreements with individual consultants or employees to which the Company is a party or of which the Company is a beneficiary

     (including noncompetition covenants). Complete and accurate copies of all such written agreements are attached to Schedule 2.16(a). Also shown on
                                             ----------------
     Schedule 2.16(a) are the name and rate of compensation (including all bonus
     ----------------
     compensation and other remunerative payments of any kind) of each officer, employee or agent of the Company.

(b) None of the employees of the Company is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving the Company; and, to the knowledge of the Company and Sellers, there is no organizing activity involving the Company pending by any labor organization or group of employees. There are no labor strikes, slowdowns or work stoppages, lockouts, or other labor troubles pending, or, to the knowledge of the Company and Sellers, threatened, with respect to the employees of the Company, nor has the Company experienced any material labor difficulty during the five (5) years immediately preceding the date of this Agreement.

(c)  Except as shown on Schedule 2.16(c) hereto, there are no currently
                        ----------------
     effective work rules with individual consultants or employees to which the Company is a party or of which the Company is a beneficiary. Complete and accurate copies of all such work rules are attached to Schedule 2.16(c).
                                                            ----------------

(d) The Company has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

(e) There are no complaints, proceedings, investigations or charges against the Company pending or, to the knowledge of Sellers, threatened before any Government Authority in the Republic of Korea, the United States of America, or elsewhere by or on behalf of any employee or former employee of the Company.

(f) The Company has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. The Company does not have and will not have on the Closing Date any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet or on the Closing Balance Sheet. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

(g)  Except as set forth on Schedule 2.16(g), there has not been any fine or
                            ----------------
     penalty imposed or asserted against the Company by any Governmental Authority under any Law relating to employment, immigration or occupational safety matters.

2.17  Employee Benefits
----  -----------------

(a)  Schedule 2.17 sets forth a brief description of every plan, arrangement or
---  -------------
     policy whether written or oral relating to benefits for current or former employees of the Company, including:

(i) any non-governmental employee benefit plan subject to the laws of the Republic of Korea (including but not limited to, the National Pension Act, the Medical Insurance Act, the Workers Industrial Injury Compensation Insurance Act, the Unemployment Insurance Act, and the Labor Standards
     Act);

(ii) any governmentally mandated or administered employee benefit plan under the laws of the Republic of Korea (including but not limited to, the National Pension Fund, Medical Insurance Program, Workers Industrial Injury Compensation Insurance Program, Employment Insurance Program); or

(iii) a compensation, stock purchase, stock option, stock bonus, housing loan, severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clauses (i) through (iii) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements). (Hereinafter, "Benefit Plan")

(b) There are no agreements or commitments of the Company or any Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Schedule 2.17. Except as set forth on Schedule 2.17, there are
               -------------                          -------------
     no Benefit Plans for which the Company has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Benefit Plan for which a liability exists, the liability is identified on Schedule 2.17.
                                -------------

(c) With respect to each Benefit Plan, the Company has furnished to Buyer complete and accurate copies of each Benefit Plan described in Schedule
                                                                    --------
     2.17, including all amendments thereto.  The Company has also furnished the
     ----
     most recent annual or more frequent report of that Benefit Plan required to be filed with any Governmental Authority (such as a Form 5500) and the most recent plan description or annual report to employees or beneficiaries and any material employee communications. The Company has also furnished Buyer copies of any insurance contracts or other agreements through which any Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

(d)  With respect to each Benefit Plan:

(i) each Benefit Plan complies currently and has complied in the past, with the provisions of all applicable Laws governing Benefit Plans of the applicable jurisdictions;

(ii) all required government filings, reports, and notices have been properly and timely made, and all such filings and employee disclosures required to be made within thirty (30) days after Closing that are based in whole or in part upon the period prior to the Closing shall have been prepared and delivered to Buyer on or before the Closing;

(iii) no such Benefit Plan is currently under audit or investigation by any Governmental Authority;

(iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

(v) any premiums due in connection with the Benefit Plan, including without limitation premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on
     Schedule 2.17, there are no such premiums that are attributable to any
     -------------
     period of time before the Closing that will not have been paid or accrued for on or before the Closing;

(vi) all reports and filings made to Governmental Authorities and any other documents reasonably necessary to enable Buyer to perform its responsibilities with respect to any Benefit Plan subsequent to the Closing are and shall be available at the offices of the Company on and immediately after the Closing;

(vii) except as required by Law, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their dependents.

(e) Except as required by Law, neither the Company nor any Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

(f) The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereunder will not result in any liability of the Buyer of the Company to any employee of the Company or any Affiliate in respect of any Benefit Plan.

2.18  Environmental Matters.
----  ---------------------

(a)  Except as disclosed in Schedule 2.18(a) hereto, any and all oil, petroleum
                            ----------------
     products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials (hereafter, "Hazardous Materials") used or generated by the Company have always been and are being generated, used, stored, treated and disposed on and at any of the properties or facilities owned or leased by the Company, the former parent corporation of the Company, or, to the best knowledge of the Company and Sellers, any predecessors-in-interest of the Company (for the purposes of this Section, a "Site") in compliance with all applicable Laws, Court Orders, Government Authorizations, including those related to the protection of public health, worker safety, the environment or the management of pollution or Hazardous Materials (collectively "Environmental Laws") and the Company is in compliance with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" includes (i) in Korea, The Framework Act on Environmental Policy, The Environmental Impact Assessment Act, The Natural Environment Conservation Act, The Water Quality Conservation Act, The Clean Air Conservation Act, The Environmental Conservation Act, The Wastes Control Act, and The Act on the Promotion of Saving and Recycling of Resources and (ii) in the United States, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the corresponding state and local statutes, ordinances and amendments or successor legislation to such acts, the common law and any similar laws, rules, or regulations (foreign or domestic).

(b) The Company has not received or become subject to any claim, notice, complaint, Court Order, administrative order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any exceedence or noncompliance with any Environmental Law, by it or its former parent corporation, (ii) asserting potential liability,
     (iii) requesting information, or (iv) requesting investigation or clean-up of any Site under any Environmental Law.

(c) No Hazardous Materials used or generated by the Company, its former parent corporation or, to the best knowledge of the Company and Sellers, any predecessors-in-interest to the Company, have ever been, are being, or are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site or any land adjacent thereto.
     Seller has provided Buyer with copies of all notices filed pursuant to any Environmental Law.

(d) No Hazardous Materials have ever been shipped by or for the Company, its former parent corporations or, to the best knowledge of the Company and Sellers, any predecessor-in-interest to the Company, to other sites or facilities for treatment, storage or disposal, and the Company has not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Company has provided Buyer with copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials and sales receipts of the process by-products relating to operations of the Company.

(e) Neither the Company, its former parent corporation nor, to the best knowledge of the Company and Sellers, any predecessor-in-interest to the Company has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on any

     Site nor has anyone else, treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Site.

(f) Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Company and its former parent corporation in accordance with all Environmental Laws.

(g) To the best knowledge of the Company and Sellers, no other underground tanks or other storage facilities for Hazardous Materials have been located on a Site and copies of all notifications made to Federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law, in any respect.

(h) All wells, water discharges and other water diversions and all air emission sources on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer and do not violate any applicable law.

(i) There are no asbestos-containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Site.

        The Company does not produce, purchase or use in its products, or purchase or use any material, part, component or subassembly incorporated into its products, containing any chemical or other material to which state packaging and/or disclosure laws apply.

(k) There are no Encumbrances under Environmental Laws on any Site or any assets of the Company and no government actions have been taken or are in process which could subject any Site or any such assets to such encumbrances, and neither the Company are required to place any notice or restriction relating to Hazardous Materials at any Site in any deed to such property.

(l) The Company has made available to Buyer all environmental audits, assessments or studies within the possession of the Company or the Sellers with respect to the Company's facilities or any Site and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Site.

2.19  Government Authorizations.  The Company  holds all Government
----  --------------------------
      Authorizations that are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on Schedule 2.19 hereto, together
                                              -------------
      with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same, and no proceeding is pending, or to the knowledge of the Company or Sellers, threatened seeking the revocation or limitations of any Government Authorization.

2.20  Warranty or Other Claims.
----  -------------------------

(a)  Except as set forth on Schedule 2.20(a), neither the Company nor any Seller
                            ----------------
     knows of any existing or threatened claims, or any facts upon which a claim probably will be asserted, against the Company for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against the Company for material renegotiation or price redetermination of any business transaction, and neither the Company nor any Seller has knowledge of any facts upon which any such claim is likely to be asserted.

(b) All products that were designed, manufactured or sold by the Company complied with applicable contracts, agreed product specifications, Laws and standards (whether Company, government or industry) and there are no defects in such products. Schedule 2.20(b) sets forth the Company's
                                ----------------
     experience with returns of products sold by the Company for fiscal years 1996, 1997 and 1998 (including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

2.21  Litigation.  Except for matters described in Schedule 2.21 hereto, there
----  ----------                                   -------------
      is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company or any Seller, threatened) against or otherwise involving the Company or any of the Company Shares or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) and there are no outstanding Court Orders to which the Company is a party or by which any of its assets are bound, any of which
      (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or
      (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company or
      (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Company. Neither the Company nor any Seller has any reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Company.

2.22  Borrowings and Guarantees.  Except as shown on Schedule 2.22 hereto,
----  --------------------------                     -------------
      there are no agreements or undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer and are attached to Schedule 2.22.
         -------------

2.23  Financial Service Relations and Powers of Attorney.  All of the
----  ---------------------------------------------------
      arrangements which the Company has with any bank, depository institution or other financial services entity, whether or not in the Company's name, are completely and accurately described on Schedule 2.23 hereto,
                                                 -------------
      indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. The Company does not have any outstanding power of attorney.

2.24  Insurance.
----  ---------

(a)  The Company  maintains (i) insurance on all the property listed on Schedule
                                                                        --------
     2.24 that insures against loss or damage by fire or other casualty
     -----
     (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

(b)  Schedule 2.24 contains a complete and correct list of all policies of
---  -------------
     insurance maintained by or on behalf of the Company (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on Schedule 2.24 (i) are sufficient to
                                       -------------
     enable the Company to comply with all requirements of Law and all agreements to which any of them is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.24 also sets forth all other
                                      -------------
     insurance policies in effect at any time during the five-year period ended February 28, 1999, under which the Company may currently be entitled to give notice or otherwise assert a claim.

(c)  Except for amounts deductible under the policies of insurance described on
     Schedule 2.24 or with respect to risks assumed as a self-insurer and
     -------------
     described on such Schedule, the Company is not, nor has the Company at any time been, subject to any liability as a self-insurer of the business or assets of the Company.

(d)  Except as set forth on Schedule 2.24, there are no claims pending under any
                            -------------
     of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. Schedule 2.24 also
                                                           -------------
     sets forth the insurance claims expenses of the company for the last five years. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the company with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither the Company nor any Seller has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

(e)  Except as set forth on Schedule 2.24, the Company  has no current or prior
                            -------------
     insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

2.25  Minute Books.  The minute books and stock records of the Company
----  ------------
      accurately record all action taken by the shareholders, board of directors and committees thereof of the Company and all issuances and transfers of capital stock of the Company. Complete and accurate copies of all minute books and stock records of the Company have been delivered to or made available for inspection by Buyer.

2.26  Finder's Fee.  Neither the Company nor any Seller has incurred or become
----  -------------
      liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

2.27  Transactions with Interested Persons.  Except as set forth on Schedule
----  -------------------------------------                         --------
      2.27, no officer, supervisory employee, director or stockholder of the
      ----
      Company, or any Seller, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a contract or arrangement (written or oral) with the Company, or (ii) has any contract or agreement (written or oral) with the Company, and all such agreements are on arms-length terms.

2.28  Absence of Sensitive Payments. The Company  has not, and to the
----  ------------------------------
      knowledge of the Company and the Sellers, none of the Company's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of the Company:

(a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the Republic of Korea or the United States of America or any subdivision thereof or prohibited by the policy of the Company or of any of its suppliers or customers;

(b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

(c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

2.29  Year 2000.
----  ---------

      The following versions of the Company's products support continued and normal operation before, during and after the calendar transition to January 1, 2000:

      Products                     Version
      ------------------------     -------
      DREAMS                         8.0
      LCDworks                       2.2
      SPEC Server                    2.0
      Etc.

      To the Company's best knowledge, its development and test efforts have been sufficient to identify and correct any Year 2000 transition issues and there are no known outstanding bugs.

         The Company does not have any outstanding obligation to provide services to upgrade its customers for Year 2000 compliance for systems that contain the Company's products or custom software, except for the projects listed on Schedule 2.15(e).

         To the Company's best knowledge, the Company's internal systems and operations have been sufficiently evaluated and upgraded to support continued and normal business operations before, during and after the calendar transition to January 1, 2000.

2.30  Disclosure of Material Information.  Neither this Agreement nor any
----  ----------------------------------
      Ancillary Agreement, the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Company or Seller pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which materially adversely affects the business or condition (financial or otherwise), properties or operations of the Company which has not been set forth herein.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.
---------   ----------------------------------------

   Buyer hereby represents and warrants to each of Sellers as follows:

3.1  Organization of Buyer.  Buyer is a corporation duly organized, validly
---  ----------------------
     existing and in good standing under the laws of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

3.2  Authorization of Transaction.  All necessary action, corporate or
---  -----------------------------
     otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and the Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3  No Conflict of Transaction With Obligations and Laws.
---  -----------------------------------------------------

(a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Buyer's Charter or bylaws; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a Governmental Authority described in paragraph (b) below; or (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreements, instrument or obligation to which the Company is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable Buyer or its business or assets.

(b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by Buyer to any Governmental Authority, except for the foreign investment report required under the Foreign Investment Promotion Act, and the business combination report required under the Monopoly Regulation and Fair Trade Act.

3.4  Finder's Fee.  Buyer has not incurred or become liable for any broker's
---  -------------
     commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 4.  COVENANTS OF THE COMPANY AND THE SELLERS.
---------   ----------------------------------------

   The Company and each of the Sellers hereby jointly and severally covenant and agree with the Buyer as follows:

4.1  Conduct of Business.  Between the date of this Agreement and the Closing,
---  -------------------
     the Company will do the following unless Buyer shall otherwise consent in writing:

(a) conduct its business only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

(b) except with respect to the sale of inventory in the ordinary course of business and as specifically required by Section 4.2 hereof, refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than US$10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

(c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

(d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

(e) maintain its equipment and other assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

(f) refrain from making any change or incurring any obligation to make a change in its Charter or bylaws or its authorized or issued capital stock or any other of its securities, including warrants and options;

(g) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock of the Company;

(h) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

(i) refrain from instituting, terminating, or changing any Benefit Plan, or making any representations, either oral or written, that it will do any of the foregoing;

(j)  withhold or remit with respect to all employees all employment taxes;

(k)  refrain from making any change in accounting methods or practices;

(l) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

(m) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

(n) refrain from agreeing to any assessment by any taxing authority or filing any Tax Return or amendment thereto, unless copies of such Tax Returns have been delivered to the Buyer for its review and approval prior to filing or from revoking any tax election or making any agreement or settlement with any taxing authority;

(o) use its best efforts to prevent any change with respect to its banking arrangements;

(p) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

(q) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.24 or equivalent
                                               -------------
     insurance with any substitute insurers approved by Buyer;

(r) perform all of its obligations under all contracts and other agreements relating to the Company, including the discharge of all accounts payable of the Company according to the terms and conditions of all invoices therefor except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Company;

(s) maintain true, correct and complete books of accounts and records relating to the business of the Company;

(t) comply in all respects with all Laws applicable to the conduct of the Company's business or its properties or assets;

(u) promptly upon its knowledge thereof, advise Buyer in writing of the termination or resignation of any key employee and the circumstances therefore;

(v) refrain from entering into any contract or commitment providing for payments in excess of US$25,000 in any fiscal year, except in the ordinary course of business after consultation with Buyer;

(w) pay all taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Company's assets;

(x) promptly upon its knowledge thereof, advise Buyer in writing of (i) any material adverse change in the financial condition or operations of the business of the Company; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule, delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof; and

(y) not take or permit to be taken any action that is represented or warranted in Section 2.9 not to have been taken since the Base Balance Sheet Date unless inconsistent with the provisions of this Section 4.1.

4.2  Disposition of Certain Assets.  Prior to the Closing Date
---  ------------------------------

(a) the Company shall assign its construction advance payment to Nasan Construction Co., Ltd., in the principal amount of approximately 159 million Won for nominal consideration. Such amount is not included in the Purchase Price.

(b) B.J. Park and H.W. Park shall have repaid key money loaned to them by the Company in the amount of 60 million Won and 95 million Won, respectively; and

(c) H.K. Park shall purchase from the Company, at a nominal fee, a sufficient number of shares of the capital stock of Synergy Integration Technology, Inc. ("Synergy") to reduce the Company's interest in Synergy to less than 20% of the outstanding equity securities of Synergy on a fully diluted basis.

4.3  Access to Information.  From and after the date hereof, at reasonable
---  ----------------------
     times and upon reasonable notice to the Company, Buyer shall be entitled, through its employees, advisors and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and the business of the Company and, to make such examination of the books, records and financial condition of the Company and the business of the Company, as Buyer reasonably requests. No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or Sellers under this Agreement or any of the Ancillary Agreements. The Company and Sellers shall furnish the representatives of Buyer with all information and copies of documents concerning the affairs of the business of the Company as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of Sellers to cooperate fully with such representatives in connection with such review and examination and shall make full disclosure to Buyer of all material facts affecting the financial condition and business operations of the Company.

4.4  Governmental Permits and Approvals; Contract Consents. The Company and
---  ------------------------------------------------------
     the Sellers shall use their best efforts (with the reasonable assistance of Buyer to the extent required to obtain such approvals) to obtain promptly
     (i) all permits and approvals from any Governmental Authority required to be obtained by the Company for the lawful consummation of the Closing, (ii) the consents set forth or required to be set forth on Schedule 2.6, (iii)
                                                          -------------
     the consents necessary to assign any contract which under the terms of the contract, the sale of the Company Shares constitutes an assignment which requires the consent of another party and (iv) appropriate agreements, in form and substance reasonably satisfactory to Buyer from the lessors of the Real Property leased by the Company that it is not, and as a result of consummation of the transaction, will not become, in breach of those leases.

4.5  Maintenance of Government Authorizations.  Seller shall at all times
---  -----------------------------------------
     prior to the Closing Date cause the Company to preserve and maintain each of the Government Authorizations free and clear of all Encumbrances. Seller shall not take any action or permit the Company to take any action which would cause any Governmental Authority to institute proceedings regarding any of the Government Authorizations or take any other action which would result in the Company being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof.

4.6  Collection of Receivables.  Between the date hereof and the Closing Date,
---  --------------------------
     the Company will use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize Buyer's future customer relations.

4.7  Risk of Loss.  Legal title and risk of loss with respect to the assets of
---  -------------
     the Company and the Company Shares shall not pass to Buyer until the Company Shares are transferred at Closing. Prior to the Closing Date, if any of the assets of the Company are destroyed or damaged by force majeure or any other casualty, Buyer may, at its option and in its sole discretion, if the amount of such destruction or damage is in excess of US$100,000, (i) terminate this Agreement or (ii) reduce the Purchase Price by the amount of such destruction or damage where such reduction amount must be agreed to by the Sellers. If such reduction is unacceptable to the Sellers, Sellers may terminate this Agreement. In the event that Buyer elects not to terminate this Agreement, the amount of any insurance proceeds shall be collected by the

     Company, and shall not be taken into account in connection with the determination of any adjustment to the Purchase Price.

4.8  Employee/Employee Compensation.  Sellers agree to cause the Company to
---  -------------------------------
     discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Company and under any employment agreements payable in the ordinary course of business, except to the extent otherwise reflected on the Closing Balance Sheet.

4.9  Breach of Representations and Warranties.  Promptly upon the occurrence
---  -----------------------------------------
     of, or promptly upon the Company or any Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Company or any Seller prior to the date hereof, of any of the representations and warranties of the Company and Sellers contained in or referred to in this Agreement, such person shall give detailed written notice thereof to Buyer and the Company and Sellers shall use their best efforts to prevent or promptly remedy the same.

4.10  Consummation of Agreement.  Each Seller shall use his best efforts to
----  --------------------------
      perform and fulfill, and to cause the Company to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Company and each Seller will obtain all necessary authorizations or approvals including the stockholders and Board of Directors of the Company. From the date hereof until the termination of this Agreement, neither the Company nor any Seller will discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company's business, assets or capital stock.


ARTICLE 5.  CONDITIONS TO OBLIGATIONS OF BUYER.
----------  -----------------------------------

     The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

5.1  Due Diligence Review.  Buyer shall have completed a review of the assets
---  ---------------------
     and business of the Company which is satisfactory to the Buyer in its sole discretion in all respects. Such review shall include a review of all of the Schedules of the Company to this Agreement delivered to the Buyer on the date hereof and a review of the financial files and records of the Company, including, without limitation, review of the financial budget of the Company for fiscal 1999 for the next two fiscal years of the Company, the business and legal records and files of the Company, including customer files, correspondence, invoices, licenses and permits (provided that Buyer shall refrain from contacting any customers or suppliers of the Company without the prior approval of Sellers), full access to the Company's physical properties and appropriate personnel of the Company, and all patents and written materials related to the Company's trade secrets and proprietary systems, all of which shall be made available pursuant to Section 4.3 of this Agreement.

5.2  Divestiture of Certain Assets.  The Company shall have divested the
---  ------------------------------
     assets described in Section 4.2.

5.3  Representations; Warrantees; Covenants.  Each of the representations and
---  ---------------------------------------
     warranties of the Company and Sellers contained in Article 2 shall be true and correct as though made on and as of the Closing Date and the Company and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing Date. The Company and each of the Sellers shall have delivered to Buyer a certificate of the Company and each of the Sellers dated as of the Closing to the foregoing effect.

5.4  Resignations of Officers and Directors.  The Company shall have
---  ---------------------------------------
     delivered to Buyer at least five (5) business days prior to Closing, a complete and correct list of all of the officers and directors of the Company and Buyer shall have received the written resignations of such of the officers, directors of the Company as Buyer shall have designated, which resignations will be effective no later than the Closing Date.

5.5  Releases.  Buyer shall have received from each of the officers, directors
---  ---------
     and stockholders of the Company the waiver release of any claims (including, but not limited to, claims arising out of the resignation of such person as a director) against the Company contemplated by Section 1.4 hereof substantially in the form of Exhibit B hereto.
                                         ---------
5.6  Opinion of Sellers' Counsel.
---  ----------------------------

(a) At the Closing, Buyer shall have received from counsel for Sellers and the Company an opinion dated as of the Closing and substantially in the form set forth as Exhibit C hereto.
                  ---------

(b) In rendering the foregoing opinion such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Company or its affiliates or any Seller, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel for Sellers rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

5.7  Employment Agreements. Hae-Kwon Park ("H.K. Park"), Woon-Kyu Choi ("W.K.
---  ----------------------
     Choi"), B.G. Lee and B.J. Park each shall have executed and delivered to Buyer an Employment Agreement having substantially the terms and conditions of Exhibit D and in the case of H.K. Park, Exhibit D-1 (the "Employment
                                                -----------
     Agreements").

5.8  Noncompetition Agreements.  H.K. Park, W.K. Choi, B.G. Lee, B.J. Park and
---  --------------------------
     the other Sellers each shall have executed and delivered to Buyer the Noncompetition and Proprietary Information Agreement having substantially the terms of Exhibits E (the "Noncompetition Agreements").
                  ----------
5.9  Escrow Agreement.  There shall have been executed and delivered to Buyer
---  -----------------
     an Escrow Agreement in substantially the form attached hereto as Exhibit F
                                                                      ---------
     (the "Escrow Agreement") pursuant to which US$1,612,000 of the Purchase Price shall be deposited in escrow to secure payment of indemnification payable to Buyer hereunder.

5.10  Stockholders Agreement.  There shall have been executed and delivered
----  ----------------------
     to Buyer by B.G. Lee and B.J. Park a Stockholder Agreement in substantially the form attached hereto as Exhibit G (the "Stockholders Agreement")
                                 ---------
     creating a contingent purchase obligation.

5.11  Amendment of Charter.  The Company shall have amended its Articles of
----  ---------------------
      Incorporation to (a) require that any transfer of the Company's capital stock shall require the approval of the Company's board of directors, (b) remove the required distributions and dividends currently contained in
      ARTICLE 35 "Disposition of Profits," and (c) reduce the term of office of directors from three (3) years to one (1) year.

5.12  Absence of Certain Litigation.  There shall not be any (a) injunction,
----  ------------------------------
      restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, in which the Government Authority seeks to prevent or prohibit of completion of any material transaction contemplated by this Agreement, or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in preventing or prohibiting completion of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

5.13  No Bankruptcy.  The Company shall not (i) have commenced proceeding
----  --------------
      seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in a proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have a proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect, or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

5.14  Governmental Approvals, Third Party Consents.  Each of the parties
----  ---------------------------------------------
      hereto shall have received (i) all permits and approvals from each applicable Governmental Authority, that Buyer, in its sole discretion, determines are necessary including, but not limited to approval pursuant to the Foreign Investment Promotion Act, and the business combination report required pursuant to the Monopoly Regulation and Fair Trade Act, and (ii) all third party consents that Buyer in its sole discretion determine are necessary.

5.15  Modification of Synergy Memorandum of Understanding.  There shall have
----  ----------------------------------------------------
      been executed and delivered to Buyer a letter modifying the Memorandum of Understanding between the Company and Synergy in substantially the form attached hereto as Exhibit H.
                         ---------

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF THE SELLERS.
----------  -----------------------------------------

   The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 6 will have been accomplished.

6.1  Representations; Warrantees; Covenants.  Each of the representations and
---  ---------------------------------------
     warranties of Buyer contained in Article 2 shall be true and correct as though made on and as of the Closing Date and Buyer shall, on or before the Closing have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to Sellers a certificate of Buyer dated as of the Closing to the foregoing effect.

6.2  Employment Agreements. The Buyer shall have executed and delivered to
---  ----------------------
     each of H.K. Park, W.K. Choi, B.G. Lee and B.J. Park, the Employment Agreements.

6.3  Absence of Certain Litigation.  There shall not be any (a) injunction,
---  ------------------------------
     restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, in which the Government Authority seeks to prevent or prohibit of completion of any material transaction contemplated by this Agreement, or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Seller is likely to result in preventing or prohibiting completion of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Seller, in connection with the consummation of any material transaction contemplated hereby.

ARTICLE 7.  INDEMNIFICATION.
---------   ----------------

7.1  Definitions For purposes of this Article 7:
---  -----------

     "Losses" means all losses, damages (including, without limitation, consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

        "Buyer's Indemnified Persons" means the Buyer, its parent, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a director, officer, employee or agent of the Company at Buyer's request after the Closing.

        "Indemnified Person" means any person entitled to be indemnified under this Article 7.

        "Indemnifying Person" means any person obligated to indemnify another person under this Article 7.

        "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

7.2  Indemnification by Sellers.
---  --------------------------

(a) Subject to the limitations in paragraph (b) below, each of the Sellers, jointly and severally agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

(i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 2.1, 2.2, 2.8, 2.10 and, solely to the extent relating to title, Section 2.11) made by the Company, Sellers or either of them in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided that, for the purpose of this Section 7.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof;

(ii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Sections 2.1, 2.2, 2.8, 2.10 and, solely to the extent related to title, Section 2.11;

(iii) resulting from or arising out of any breach of any covenant or agreement made by Sellers or any of them in or pursuant to this Agreement;

(iv) in respect of any liability or obligation of the Company which any Seller has expressly assumed or for which any Seller has expressly agreed to be responsible;

(v) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on
     Schedule 2.21, except to the extent of reserves with respect thereto on the
     -------------
     Base Balance Sheet;

(vi) resulting from or arising out of the intentional misrepresentation or breach of warranty of the Company or any Seller or any intentional failure of the Company or any Seller to perform or comply with any covenant or agreement of the Company or any Seller, respectively;

(vii) resulting from or arising out of any liability, payment or obligation in respect of any taxes owing by the Company, Sellers or Buyer, as successor to the Company, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to an including the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet;

(viii) resulting from or arising out of any third party action, whether by a governmental authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of the Company or its former parent corporation on or before the Closing Date;

(ix) resulting from or arising out of any Benefit Plan (as defined in Section 2.17); or

(x) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.

(b) The Sellers shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

(A) for claims under clauses (i), (v), (ix) and (x) (insofar as a claim under clause (x) relates to any matter included under clause (i), (v) or (ix)) of paragraph (a) above, a period of three (3) years from the Closing Date;

(B) for claims under clauses (iii), (vii), (viii) and (x) (insofar as a claim under clause (x) relates to any matter included under clause (iii), (vii) or (viii)) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended; and

(C) for claims under clauses (ii), (iv) and (vi) of paragraph (a) above, without limitation as to time; except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

(ii) The gross amount with respect to a claim for indemnification for which the Sellers may be liable to a Buyer's Indemnified Person pursuant to this
      Article 7 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

7.3  Defense of Third Party Actions.
---  ------------------------------

(a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this
     Article 7.

(b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

(c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

(d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

(e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

(f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

7.4  Miscellaneous.
---  -------------

(a)  Buyer's Indemnified Persons shall be entitled to indemnification under
     Section 7.2(a) regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless expressly disclosed on each particular Schedule requiring such disclosure.

(b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

(c) Buyer may, at its options, recover any amount owing by the Sellers for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Company to the Sellers, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

7.5  Payment of Indemnification.   Claims for indemnification under this
---  ---------------------------
     Article 7 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 7.2(a) shall first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted. Any claims in excess of the Escrow Fund may be satisfied by whatever remedy is available at law or equity.

ARTICLE 8.  TERMINATION OF AGREEMENT.
---------   ------------------------

8.1  Termination.  At any time prior to the Closing, this Agreement may be
---  ------------
     terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in
     Article 5 have not been satisfied at or prior to the Closing, (d) by the Sellers if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or
     (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by May 31, 1999 provided that the right to terminate under this clause (e) shall not be available to any parties whose breach has been the cause of such failure to close.

8.2  Effect of Termination.  If this Agreement shall be terminated as above
---  ----------------------
     provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party). Notwithstanding such termination, the provisions of Article 7 and Sections 9.4, 9.5, and 9.11 shall survive the termination of this Agreement.

8.3  Right to Proceed.  Anything in this Agreement to the contrary
---  -----------------
     notwithstanding, if any of the conditions specified in Article 5 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Company and Sellers and Buyer shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof. If any of the conditions specified in Article 6 hereof have not been satisfied, Sellers shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.


ARTICLE 9.  MISCELLANEOUS.
-------------------------

9.1  Survival of Warranties.  All representations, warranties, agreements,
---  -----------------------
     covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 7 and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

9.2  Fees and Expenses.  Each of the parties will bear its own expenses in
---  ------------------
     connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers or the Company relating in any way to the purchase and sale of stock hereunder shall be included in any account of the Company as of the Closing or shall be charged to or paid by Buyer.

9.3  Notices.  All notices, requests, demands and other communications
---  --------
     required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given (i) when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) upon receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to the Sellers or, prior to the Closing, to the Company, to:

        Hanyon Tech. Co., Ltd.
        Shinbong bldg 736-6 Yeoksam-Dong, Kangnam-Ko
        Seoul, Korea
        Tel:  81 2 557 8496
        Fax:  81 2 556 8486

     with a copy to:

        Ho Dong Hwang/David Hahm
        Lee & Ko
        18th Fl., Marine Center Main Bldg.118, 2-Ka,
        Namdaemun-ro, Chung-Ku Seoul, 100-092, Korea
        Tel:  82-2 772 4000
        Fax:  82 2 772 4001

     If to the Buyer, to:

        Brooks Automation, Inc.
        15 Elizabeth Drive
        Chelmsford, MA  01824
        Tel:  978 262 2400
        Fax:  978 262 2500

     with a copy to:

        Lawrence M. Levy, Esquire.
        Brown, Rudnick, Freed & Gesmer
        One Financial Center
        Boston, MA  02111
        Tel:  (617) 856-8200
        Fax:  (617) 856-8201

     and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

9.4  Publicity and Disclosures.  Except as may be otherwise required for
---  --------------------------
     compliance with applicable stock exchange rules or securities laws, the Company shall not issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the Buyer. Subsequent to the Closing, Buyer and Sellers may issue any news release, public announcement or published information or documents it deem necessary or desirable.

9.5  Confidentiality.  The parties agree that they will keep confidential and
---  ----------------
     not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this
     Section 9.5 shall survive any termination of this Agreement.

9.6  Time Period.  The parties acknowledge that time is of the essence with
---  ------------
     respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the Transaction as contemplated by this Agreement.

9.7  Entire Agreement.  This Agreement (including all exhibits or schedules
---  -----------------
     appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

9.8  Severability.  The invalidity or unenforceability of any provision of
---  -------------
     this Agreement shall not affect the validity or enforceability of any other provision hereof.

9.9  Assignability.  This Agreement may not be assigned otherwise than by
---  --------------
     operation of law (a) by Buyer without the prior written consent of Sellers or (b) by Sellers without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Sellers hereunder) and rights to assert claims against Sellers in respect of breaches of representations, warranties or covenants of Sellers hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Sellers might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.10  Amendment.  This Agreement may be amended only by a written agreement
----  ----------
      executed by Buyer and the Sellers, acting jointly, as attorney-in-fact for the Sellers.

9.11  Dispute Resolution.  In the event of any dispute arising out of or
----  ------------------
      relating to this Agreement, or the breach thereof, any party, by notice in accordance with Section 9.3 (hereinafter referred to as an "Arbitration Notice") given no later than 30 days, may demand that such dispute be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then-existing rules of the International Chamber of Commerce. All arbitration proceedings and records shall be in English and shall be held in Massachusetts, United States of America, in accordance with the laws of Massachusetts, United States of America. Issuance of an Arbitration Notice shall suspend the effect of any default under this Agreement, including, but not limited to, any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If the parties cannot agree on the identity of a single arbitrator within five (5) days of receipt of the Arbitration Notice, each of them shall appoint one (1) arbitrator, and the party-appointed arbitrators shall appoint within five (5) days of their appointment a third arbitrator. The arbitrator or arbitrators shall forthwith determine whether a default has occurred and shall deliver its or their decision within ninety (90) days of the date of receipt of the Arbitration Notice, specifying such remedy (including, individually or in combination, money damages or specific performance) as shall fully implement the intent and purposes of this Agreement and indemnify nonbreaching parties for and hold them harmless from all losses, cost, and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from any breach or from defending against any allegations of a breach determined to be unfounded. Termination of any rights and licenses shall not be awarded except in the event of a substantial breach not remediable by money damages or in the event of a pattern of breaches (even if timely cured or remediable by money damages) that have the effect of materially undermining the intent of the parties. The right to demand arbitration and to receive damages or specific performance as provided hereunder shall be the exclusive remedy in the event of the giving of an Arbitration Notice hereunder, and all other rights or remedies, in law or in equity, are hereby forever waived.

9.12  Governing Law.  This Agreement shall be governed by and construed in
----  --------------
      accordance with the laws of The Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in The Commonwealth of Massachusetts.

9.13  Remedies.  The parties hereto acknowledge that the remedy at law for any
----  ---------
      breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. Sellers acknowledge that the Company Shares are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Sellers refuse to perform their obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

9.14  Counterparts.  This Agreement may be executed in multiple counterparts,
----  -------------
      each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.15  Effect of Table of Contents and Headings.  Any table of contents,
----  -----------------------------------------
      title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.





         [REMAINDER OF PAGE INTENTIONAL BLANK.  SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

                              COMPANY:

                              HANYON TECH CO., LTD.


                              By: /s/ Hae-Kwon Park
                                 -------------------------
                                 Hae-Kwon Park
                                 Title: President



                              SELLERS:

                              /s/ Hae-Kwon Park
                              ----------------------------
                              Hae-Kwon Park


                              /s/ Hae-Wook Park*
                              ----------------------------
                              Hae-Wook Park


                              /s/ Whi-Chul Choi*
                              ----------------------------
                              Whi-Chul Choi


                              /s/ Woon-Kyu Choi*
                              ----------------------------
                              Woon-Kyu Choi



                              BUYER:

                              BROOKS AUTOMATION, INC.


                              By:   /s/ Ellen B. Richstone
                                    ----------------------
                                  Ellen B. Richstone
                                  Title:  Chief Financial Officer

                              *   Executed by Hae-Kwon Park as attorney-in-fact